SCHEDULE 14C
                                (RULE 14C-101)

              INFORMATION REQUIRED IN INFORMATION STATEMENT

                          SCHEDULE 14C INFORMATION

               INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

[X]	Preliminary Information Statement

[  ]	Confidential, for Use of the Commission Only
                   (as permitted by Rule 14c-5(d)(2))

[  ]	Definitive Information Statement

                AMERICA'S SENIOR FINANCIAL SERVICES, INC.
              (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

   [X]  No Fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2)  Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials

[ ]	Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:



                 AMERICA'S SENIOR FINANCIAL SERVICES, INC.
                     10800 Biscayne Blvd., Suite 500
                           Miami, FL 33161


                     INFORMATION STATEMENT REGARDING
                ACTION TO BE TAKEN BY WRITTEN CONSENT OF
                    MAJORITY SHAREHOLDERS AS THE 2003
                     ANNUAL MEETING OF SHAREHOLDERS

                     WE ARE NOT ASKING YOU FOR A PROXY,
               AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                 GENERAL

	This Information Statement is being furnished to the shareholders of AMERICA'S SENIOR FINANCIAL SERVICES, INC. to provide you with information and a description of actions to be taken by written consent of the holders of a majority of our issued and outstanding voting securities as the 2003 annual meeting in accordance with the relevant sections of the Florida Business Corporation Act. These actions will be taken by shareholders who individually own in excess of the required majority of our outstanding voting securities necessary for the adoption of these actions by the shareholders.

	The elimination of the need for an meeting of shareholders to approve these actions is made possible by Section 607.0704 of the Florida Business Corporation Act which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding the annual meeting in person, our Board of Directors voted to hold the meeting by written consent of the holders of a majority in interest of our voting securities without soliciting consents from other shareholders and established August 25, 2003 as the record date for shareholders entitled to give written consents in connection with these actions.

	On August 25, 2003 our Board of Directors unanimously recommended, subject to shareholder approval, the following actions:

Proposal 1.	     The election of two directors for a three year term; and

Proposal 2.	     The approval of an amendment to our Articles of Incorporation to change the name of the corporation to "Amstar Financial Services, Inc."


	The full text of the Articles of Amendment to our Articles of Incorporation is attached to this information statement as Exhibit A.

Voting Rights

	Our voting securities are comprised of our Common Stock and our Series A Convertible Preferred Stock. Each share of Common Stock is entitled to one vote and each share of Series A Convertible Preferred Stock is entitled to three votes on all matters submitted to our shareholders for a vote or by written consent, with both classes of these securities vote together as one class. As of the record date of August 25, 2003, there were 26,158,059 shares of our Common Stock and 6,234,670 shares of our Series A Convertible Preferred Stock issued and outstanding. Accordingly, the written consents of shareholders holding shares with a total of 22,431,035 votes is required to take the actions described in this information statement and such consents were received by the Company. This information statement is first being mailed on or about September 10, 2003 to shareholders of record on the record date of August 25, 2003 and the written consents of the shareholders who will take the actions described in this Information Statement will be effective 20 days after such mailing. This information statement is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934.

	No dissenters' rights under Florida law are afforded to our shareholders as a result of the taking of the actions described in this information statement.

	The entire cost of furnishing this information statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this information statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                   SECURITY OWNERSHIP OF CERTAIN
                  BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock and Series A Convertible Preferred Stock as of August 25, 2003 by (i) each stockholder who is known by the Company to own beneficially more than five percent of the Company's outstanding Common Stock or Series A Convertible Preferred Stock, (ii) each current director and nominee for director of the Company, (iii) each of the Company's executive officers named in the Summary Compensation Table, and (iv) by all executive officers and directors of the Company as a group. The information as to each person or entity has been furnished by such person or group.

	A person is deemed to be the beneficial owner of securities that can be acquired by such a person within 60 days upon exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such a person (but not those held by any other person) and are exercisable within 60 days from that date have been exercised or converted. Unless otherwise indicated, the address of each of the listed beneficial owners identified is 10800 Biscayne Blvd., Suite 500, Miami, FL 33161.
Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our voting securities beneficially owned by them.








                          Shares Beneficially Owned(1)


                     Common Stock   Percentage     Preferred Stock   Percentage

Nelson A. Locke(2,4)    5,571,818   21.3%          2,926,108         41.4 %
Cheryl D. Locke(2,4)    5,571,818   21.3%          2,926,108         41.4%
Charles M. Kluck(3,4)   2,498,895    9.6%            858,895         12.1%
Thomas G. Sherman,
   Esq.(4)                282,000    1.1%             50,000           0.7%
Michael J. Buono(4)     2,315,329    8.9%          1,016,500          14.4%
Dean Girard               148,408    0.6%               -0-           -0.0%
Deanne Anderson         1,713,831    6.7%            716,500          10.1%
All officers and
directors as a
group (7 persons)      12,530,281   47.9%          5,568,003          78.7%


(1)	Based upon 26,158,059 common shares and 7,076,336 preferred shares outstanding as of August 25, 2003, plus shares which may be acquired within 60 days under stock options and convertible securities held as of such date.

(2)	Nelson A. Locke and Cheryl D. Locke own such shares as joint tenants.

(3)	Includes 401,776 common shares and 138,224 preferred shares owned by his sister, Linda Kluck.

(4)	Includes options to acquire shares under stock options as follows:
      Cheryl D. Locke and Nelson A. Locke 167,500 shares, Charles M. Kluck 50,000 shares, Michael J. Buono 50,000 shares, Thomas G. Sherman 50,000 shares, Dean Girard 20,000 shares, Deanne Anderson 50,000 shares, and Linda Kluck 50,000 shares.























                                    PROPOSAL 1
                            ELECTION OF TWO DIRECTORS

	The Board of Directors is divided into three classes with each class containing two directors who serve for a term of three years. Each year one class of directors are elected at each annual shareholders' meeting to hold office until the annual meeting to be held in three years and until their successors are elected and have qualified. The term of Dean Girard, a current director, will end as of the Annual Meeting. Accordingly, the class of directors who will serve until 2005 will contain only one director until a replacement is elected.

The Nominees of the Board of Directors

	The following sets forth certain information about the two nominees of the Board of Directors for election as directors at the Annual Meeting and the directors whose terms will continue until the Annual Meetings indicated. Each of the nominees currently serves on the Board of Directors.

	Directors who will be elected by consent for terms expiring in 2006:

	Nelson A. Locke founded the Company in 1990 and has served as a director since that time. He was President from 1990 to October 2001 when he became Chairman and chief executive officer. Mr. Locke is the architect of the Company's business model. He is the past President of the Florida Association of Mortgage Brokers - Miami Chapter and has earned the NAMB's certified residential mortgage lender designation. In 1997 he was named FAMB's Broker of the Year, and in 1998 was awarded the prestigious FAMB President's Award for his public relations efforts on behalf of the Florida Mortgage Brokerage Industry. In 1999, he was elected by his 2,500 FAMB peers, to serve on the Association's Executive Committee. He is a founder and director of the National Reverse Mortgage Lenders Association. Mr. Locke is a Marine Corps Veteran (non commissioned officer) and holds a B.A. from California State University, with extensive graduate work in law. His age is
52. Mr. Locke and Cheryl D. Locke, a director and corporate Secretary are married.

         Cheryl D. Locke has been a member of the Board of Directors since 1998. She joined the Company in 1990 as a part time loan officer. By 1994, she had risen to senior loan officer. From 1995 to 1998, she directly supervised all loan production and closings. In January 1998, she was appointed executive vice president and served in that position until March 2000 when she became Secretary the Company. Her age is 46.



	Directors whose terms will expire in 2004

	Thomas J. Sherman has been an attorney in private practice in Coral Gables, Florida since 1980. He served as our outside director from 1998 to present, and has been a director since 1998. He is also President and owner of Union Title Services, Inc., a full service title insurance agency. Mr. Sherman is a graduate of the University of Miami School of Law. His age is 52.

	Michael J. Buono has been a director since 1999, chief operating officer since August 2000 and President since October 2001. He has served a chief executive officer of our subsidiary, Jupiter Mortgage Corporation, since 1995. He serves on the Company's audit committee. His age is 36.

	Director whose term will end in 2005

         	Charles M. Kluck has been a director since July 1998. He was President of our subsidiary, Dow Guarantee Corp., since it's founding in 1985. He is currently our executive in charge of sales and marketing in
South Florida. His age is 58.         .

Attendance at Committee Meetings

	The Board of Directors has established an Audit Committee and a Compensation Committee. The Audit Committee, consisting of Michael Buono, reviews the adequacy of internal controls and results and scope of the audit and other services provided by the Company's independent auditors. The Board is seeking additional members of the Committee. The Compensation Committee, consisting of Thomas Sherman and Charles Kluck, establishes and recommends salaries, incentives and other forms of Compensation for officers and other key employees. The committees met several times during the past year.

	Section 16(a) Beneficial Ownership Reporting Compliance

	Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to us under Rule 16a-3(d) of the Exchange Act during the fiscal year ended December 31, 2002, we are not aware of any person that failed to file on a timely basis, as disclosed in the aforementioned forms, reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2002, other than the following. Mr. Sherman was late in filing of Form 4 reporting acquisition of 50,000 shares of Series A Convertible Preferred Stock on January 1, 2002 and acquisition of 72,000 shares of common stock on March 19, 2002. Mr. Sherman filed report s of such transactions upon discovery of the error.
























Executive Compensation

                          Summary Compensation Table

	The following table sets forth the total compensation paid to the Company's chief executive officer and the other executive officers of the Company and its subsidiaries who received compensation of $100,000 or more during the fiscal year ended December 31, 2002 (the "named executive officers").

            Annual Compensation  Long Term Compensation Awards

                                 Awards        Payouts

            Year   Salary  Bonus Other Annual  Restricted  Securities All LTIP
                   ($)     ($)   Annual        Stock       Underlying Payouts
                                 Compenstion   Award(s)    Options/   ($)
                                 ($)           ($)         SARS(# )
Nelson A.
Locke,      2002   $200,000(1)-  -             -           -          $1,000(2)
Chairman,
CEO         2001   $200,000   -  -             -           -          $2,842
            2000   $ 14,653   -  $213,054      -           -          -

Michael J.
Buono       2002   $150,000  -   -             -           -          -
President,
COO         2001   $125,000  -   -             -           -          -
            2000   $135,000  -   -             -           -          -

   (1) During 2002 Mr. Locke received direct salary in the amount of $131,250. As of year end he entered into a settlement agreement in which he received 687,500 shares of stock valued at $68,750 in lieu of unpaid wages of the same amount.

   (2) During 2002 life insurance premiums paid for Mr. Locke were in the approximate amount of $1,000.00.


                            Stock Option Information

	No stock options were granted in fiscal 2002 to the Named Executive
Officers.














                            Option Exercises in  2002
                            and Year-End Option Values

     The following table indicates the number of stock options held by the Named Executive Officers on December 31, 2002 and the value of unexercised in-the-money options held on such date. No such officer exercised any options in 2002.


          NO. OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED IN THE MONEY
            UNEXERCISED OPTIONS AT                     OPTIONS AT
              DECEMBER 31, 2002                    DECEMBER 31, 2002(1)

NAME        EXERCISABLE  UNEXERCISABLE        EXERCISABLE   UNEXERCISABLE

Nelson A
Locke       167,500      -                    -             -

Michael J.
Buono        50,000      -                    -             -


Directors' Compensation

Employment Agreements

	In July 1998 the Company entered into a five (5) year employment agreement with Nelson A. Locke. Originally, Mr. Locke was employed as President and
Chairman at an annual salary of $70,000 and such additional compensation as he determines. The agreement provided certain health, life and disability insurance, and autos to Mr. Locke. The agreement provided for a discretionary bonus not to exceed $50,000. The Agreement provided for the establishment of an "Executive Performance Bonus Pool" described below, which Mr. Locke could also share in under certain conditions. In addition, the agreement provided that in any calendar year when the Company's stock price increased by at least 20%, that he shall be eligible for stock options equal to 5% of his total common stock holdings at the end of the calendar year which may be exercised at $1.00 per share and may be paid for by interest-free promissory note. Mr. Locke waived these options for 1998 and 1999 as this event may have been harmful to future business and investor prospects. He did not qualify for this bonus in 2000, 2001 and 2002.

In December 1998 the Company revised Mr. and Mrs. Locke's employment contracts, essentially combining the economic benefits into one document that serves as Mr. Locke's basic contract. Subsequently, in October 1999 the Board of Directors approved a change in Mr. Locke's annual base salary to $200,000. The Locke's health, life, disability insurance, discretionary bonuses, option plan, and auto allowances remained the same. As part of this revision, Mrs. Locke agreed to eliminate her separate salary or basic contract. During 2000 and most of 2001 cash flow circumstances were such that Mr. Locke was unable to collect his cash salary and had to defer most of the cash payments related to his other benefits. In 2000, Mr. Locke settled the matter by accepting additional preferred stock at $0.50 a share, at a time when the stock was trading at less than $0.10. This action benefited the Company. At year end 2001, Mr. Locke was owed an estimated $160,239. Mr. Locke settled this amount for 700,000 shares of common stock valued $0.25 a share. This action also benefited the Company. At year end 2002, Mr. Locke was owed $68,750. Mr. Locke accepted 687,500 shares of common stock at a value of $.10 per share in lieu of payment in cash.

In January 1998 the Company entered into a five-year employment agreement with Cheryl D. Locke. Mrs. Locke was employed as Executive Vice President, Secretary and Director at an annual salary of $50,000. The agreement provided certain health, life and disability insurance, an auto to Mrs. Locke, and a cash bonus of up to $25,000 to be paid at the discretion of the President.
She was entitled to commission on loan originations for which she was submitting loan officer. The agreement provided that in any calendar year when the Company's loan origination's increase by at least 20%, that she would be eligible for stock options equal to 5% of her total common stock holdings at the end of the calendar year which may be exercised at $1.00 per share and may be paid for by interest-free promissory note. Mrs. Locke waived these options for 1998, 1999, 2000, 2001, and again in 2002. In January 2000, the cash portions of Mrs. Locke's salary were incorporated into Mr. Locke's contract, consistent with the intent of the changes made to Mr. Locke's contract when it was revised in October of 1999. Subsequently in 2000, 2001, and 2002 Mrs. Locke did not receive any material amount of cash compensation.

In July 1998 the Company's subsidiary, Dow Guarantee Corp., entered into an employment agreement with Charles M. Kluck for a term of five years, under which Mr. Kluck would have been paid an annual salary of $110,000. During 2001 this contract was reduced to $75,000 a year and to date, due to cash flow circumstances, the cash portion has not been paid. The company accrued this liability. At year-end 2002, Mr. Kluck was owed approximately $144,000. Mr. Kluck accepted 500,000 shares of stock valued at $.10 a share in lieu of cash payment of $50,000 of this liability.

In August of 1999 the Company's subsidiary, Jupiter Mortgage Corp., entered into an employment agreement with Michael J. Buono for a term of five years, under which Mr. Buono will be paid an annual salary of $150,000, subject to annual review and inclusive of certain health, life, and auto benefits. At year-end 2002, Mr. Buono was owed $84,215 for unpaid salaries and reimbursable expenses. Mr. Buono accepted 842,147 shares of stock valued at $.10 a share in lieu of cash payment of this liability.



                                PROPOSAL 2
            AMENDMENT TO OUR ARTICLES OF INCORPORATION
             TO CHANGE THE NAME OF THE CORPORATION TO
                   AMSTAR FINANCIAL SERVICES, INC.

	Since adopting the corporate name, "America's Senior Financial Services, Inc.", in 1997 the Company has expanded its mortgage operations to serve four distinct platforms: the senior and reverse market, the traditional retail market, the wholesale market and the recently announced branch partners program. Under our new corporate identity program each market segment will be served under a distinct trade name.


	The Board has selected a new name, "Amstar Financial Services, Inc.", for the Company which it believes is more inclusive of its entire operations than its current name.


	Under Florida law our corporate name may be changed by amending our Articles of Incorporation and an amendment to change our corporate name to AMSTAR FINANCIAL SERVICES, INC. will be filed pursuant to approval by written consent of our majority shareholders as set forth in this information statement.


                                 AUDIT FEES

	Audit services of Hollyfied and Thomas, LLC during 2002 included the audit and review of the Company's consolidated financial statements and services related to filings with the SEC. Hollyfied and Thomas, LLC billed us $ 34,066.24 for such audit services for its services during fiscal 2002.

Financial Information Systems Design and Implementation Fees

	We did not engage Hollyfied and Thomas, LLC to provide any financial information systems design and implementation services for us during fiscal 2002 and, accordingly, did not pay that firm any compensation for such services.

All Other Fees

	We engaged Holyfield and Thomas, LLC to prepare the Company's corporate income tax returns and to provide consulting services regarding an acquisition. They billed us and we paid $5,000 for these tax preparation and consulting services during fiscal 2002. We did not engage them for any services other than the audit, tax return preparation, and consulting services described above, for us during fiscal 2002.


                          STOCKHOLDER PROPOSALS

	Any stockholder desiring to submit a proposal for action at the 2004 Annual Meeting of Stockholders and presentation in the Company's Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than March 15, 2004 in order to be considered for inclusion in the Company's proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

           FINANCIAL INFORMATION AND ANNUAL REPORT ON FORM 10-KSB

	The Company's financial statements for the year ended December 31, 2002 are included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002, which is being mailed to the Company's stockholders with this Information Statement. Any shareholder may receive a copy of any exhibit to the Annual Report on Form 10-KSB by making a written request to Nelson Locke, America's Senior Financial Services, Inc., 10800 Biscayne
Blvd., Suite 500, Miami, FL 33161.



			AMERICA'S SENIOR FINANCIAL SERVICES, INC.

                  /s/ Nelson A. Locke

			By: Nelson A. Locke
			Chairman and Chief Executive Officer



















































                                  EXHIBIT A



                           ARTICLES OF AMENDMENT
                                    TO
                         ARTICLES OF INCORPORATION
                                    OF
                 AMERICA'S SENIOR FINANCIAL SERVICES, INC.

                               *    *    *

	Pursuant to the provisions of the Florida Business Corporation Act, the undersigned Corporation adopts the following Amendment to the Articles of

Incorporation, which amendments to the  Corporation's Articles of

Incorporation contained therein were adopted by the shareholders of the

Corporation on August 25, 2003 by written consent of the holders of the outstanding Common Stock and Series A Convertible Preferred Stock voting as a voting group,  in accordance with the provisions of F.S. 607.0704, and the number of shares adopting the amendment by such group was sufficient for approval.

      1.	The name of the Corporation is AMERICA'S SENIOR FINANCIAL

            SERVICES, INC.
      2.	Article 1 of the Articles of Incorporation of the Corporation is

            hereby amended to read as follows:   The name of this corporation

            is AMSTAR FINANCIAL SERVICES, INC.

	3.	These Articles of Amendment shall be effective on September 30,
2003.


Dated:   September 4, 2003	AMERICA'S SENIOR FINANCIAL SERVICES, INC.

                              /s/ Nelson A. Locke

				      By: _________________
				      Nelson A. Locke
				      Chairman

2